UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 9, 2008

NORTHEAST UTILITIES

(Exact name of registrant as specified in its charter)

Massachusetts	001-5324	04-2147929
(State or other jurisdiction of organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Federal Street, Building 111-4 Springfield, Massachusetts	01105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 665-5000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 –

Corporate Governance and Management

Item 5.02.

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendments to Northeast Utilities’ Executive Compensation Plans

On September 9, 2008, the Compensation Committee of the Board of Trustees of Northeast Utilities (the “Company”) approved amendments to the Northeast Utilities Deferred Compensation Plan for Executives (“DCPE”), the  Northeast Utilities Incentive Plan (“Incentive Plan”), the Special Severance Program for Officers of Northeast Utilities System Companies (“SSP”) and the Supplemental Executive Retirement Plan for Officers of  Northeast Utilities System Companies (the “SERP,” and collectively, the “Plans”).  These amendments will affect various participants in the Plans including, except as provided further below, each of the Company’s named executive officers listed in the Company’s proxy statement for its 2008 Annual Meeting of Shareholders: Charles W. Shivery, Chairman, President and Chief Executive Officer of the Company; David R. McHale, Senior Vice President and Chief Financial Officer of the Company; Leon J. Olivier, Executive Vice President and Chief Operating Officer of the Company; Gregory B. Butler, Senior Vice President and General Counsel of the Company, and Jean M. LaVecchia, Vice President-Human Resources of Northeast Utilities Service Company (individually, an “NEO,” and collectively, the “NEOs”).

The Plans have been amended and restated so that various plan provisions related to the form and timing of payments and allowable elections comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”).  The amendments were necessary to avoid the imposition on any NEO of an excise tax and interest charge for noncompliance with Section 409A requirements.  In summary, the Plans were amended as follows:

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The DCPE was amended to provide that distribution elections are irrevocable, with limited exceptions.  No accelerated distribution is allowed in the DCPE, as amended, except for an “unforeseeable emergency.”

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Provisions addressing payments to the NEOs upon termination of employment under each Plan, including the Incentive Plan, were amended to delay payments for six months, with interest or dividends continuing to accrue on the unpaid amounts.  The six-month delay will not apply if the payments are not subject to Section 409A and are paid out or distributed on or before March 15 after the year in which the NEO becomes entitled to receive the payment.

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The SSP was amended to provide that severance benefits upon involuntary termination of an NEO’s employment for "good reason" following a “change of control” are triggered only by either a material decrease in the NEO’s compensation and benefits, or by a material change in other conditions of employment, and only after expiration of a notice and cure period.  Mr. Olivier and Ms. LaVecchia are the only NEOs who participate in the SSP.

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Provisions in the SSP for post-termination health coverage were amended to comply with the requirements of Section 409A. As amended, the method of providing the equivalent of 24 months of employee healthcare coverage after termination of employment is now specified, including the calculation of, and schedule for, payment of associated tax gross-ups, which amounts are not determinable at this time.

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The SERP was amended so that the make-whole benefit and the target-benefit, if provided, are both distributed in the same form and at the same time.

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SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHEAST UTILITIES (Registrant)
September 11, 2008	By: /s/ Jean M. LaVecchia__________
Jean M. LaVecchia Vice President – Human Resources

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